SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 15, 1999



                      FORTUNE NATURAL RESOURCES CORPORATION
                      -------------------------------------
             (Exact name of Registrant as specified in its charter)



       Delaware                    1-12334                 95-4114732
       --------                    -------                 ----------
(State or other jurisdiction     (Commission             (IRS Employer
   of incorporation)             File Number)          Identification No.)



               515 W. Greens Road, Suite 720, Houston, Texas 77067
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


  Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A
           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

      Fortune's press release of September 15, 1999 announcing farmout of first deep prospect at Espiritu Santo Bay follows:

      SEPTEMBER 15, 1999 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (OTC:BB SYMBOL: FPXA) today announced that it, along with the majority of its partners, has farmed out its interest in the first deep prospect delineated from its proprietary 3-D seismic at Espiritu Santo Bay to McMoRan Oil and Gas, LLC, a wholly-owned subsidiary of McMoRan Exploration Company (NYSE:
MMR).

      Under the terms of the farmout agreement, McMoRan and its exploration program partners will pay 100% of all drilling, completion, testing and facilities costs for the earning well in exchange for 50% of Fortune's working interest in the prospect. McMoRan has also agreed to limit the payout account amount attributable to the drilling of the well in the event of any significant drilling cost overruns. McMoRan has until November 1, 1999 to spud the initial well, subject to extensions for conditions which are outside of its control, such as weather. However, McMoRan has indicated a desire to commence drilling as soon as practical.

      The farmout agreement establishes a 22 square mile area of mutual interest
(AMI) around the prospect, grants McMoRan a license to approximately 22 square miles of Fortune's 135 square miles of 3-D seismic data and grants McMoRan an option to acquire 50% of Fortune's interest in the AMI by paying Fortune 50% of certain of its costs in the AMI. The agreement also provides that Fortune will bear its proportionate share of drilling and completion costs on subsequent wells on the acreage subject to the farmout.

      Fortune's President and CEO, Tyrone J. Fairbanks, stated: "We believe this is an exceptional transaction for Fortune and a great opportunity for McMoRan. Fortune eliminates the financial downside associated with the risks of drilling, completing and equipping the initial well while it gains an experienced partner to drill and operate the prospect in a geo-pressured environment. Conversely, McMoRan earns the opportunity to participate in what we believe will be a world-class prospect."

      MCMORAN EXPLORATION COMPANY is an independent public company engaged in the exploration, development, and production of oil and natural gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area and the mining, purchasing, transporting, terminaling, and marketing of sulphur.

      FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond Fortune's control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune's Annual Report on Form 10-K for the year ended December 31, 1998, as well as its other filings with the Securities and Exchange Commission. There can be no assurance that Fortune will be successful in meeting its expectations.


                              **********

                                                  Company Contact: Angela McLane
                                                                  (281) 872-1170

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      None.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                FORTUNE NATURAL RESOURCES  CORPORATION



                                By: /s/ Dean W. Drulias
                                    -----------------------------------
                                    Dean W. Drulias
                                    Executive Vice President and General Counsel



Date:  September 15, 1999